Exhibit 99(c)
KEYCORP STUDENT LOAN TRUST 2005-A
OFFICERS’ CERTIFICATE (GREAT LAKES)

JPMorgan Chase Bank, N.A. ELT	JPMorgan Chase Bank, N.A. IT
4 New York Plaza, 6th Floor	4 New York Plaza, 6th Floor
New York, NY 10004	New York, NY 10004
Attn: WSS-Structured Finance Services	Attn: WSS-Structured Finance Services
Phone: (212) 623-5430	Phone: (212) 623-5430
Fax: (212) 623-5991	Fax: (212) 623-5991

Deutsche Bank Trust Company Americas, OT	KeyBank National Association
25 DeForest Avenue, 2nd Floor	800 Superior Avenue, 4th Floor
Summit, NJ 07901	Cleveland, OH 44114
ATTN: Structured Finance Services	Attn: President, KER
Phone: (908) 608-3048	Phone: (216) 828-9342
Fax: (212) 553-2460	Fax: (216) 828-9301
Key Consumer Receivables LLC
c/o KeyBank National Association
800 Superior Avenue, 4th Floor
Cleveland, Ohio 44114
Attn: President, KER
Phone: (216) 828-9342
Fax:     (216) 828-9301
Pursuant to Section 4.06 of the Subservicing Agreement between KeyBank National Association, as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of November 1, 2005, (the “Agreement”), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from November 1, 2005, through December 31, 2005, and of its performance under the Agreement has been made under the supervision of the undersigned, and (ii) to the best of the undersigned’s knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period.
The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust’s certified public accountants all significant deficiencies relating to the Subservicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the standard as set forth in the Agreement.

Great Lakes Educational Loan Services, Inc.,
Subservicer

Date: March 24, 2006	By:	/s/ Michael J. Noack

	Name:	Michael J. Noack
	Title:	Chief Servicing Officer

	By:	/s/ Bruce J. Rashke

	Name:	Bruce J. Rashke
	Title:	Chief Administration and Loan Consolidation Officer